Exhibit 10.11

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

Dated as of February 9, 2006

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT (this “Amendment”) among CHIQUITA BRANDS L.L.C., a Delaware limited liability company (the “Borrower”), CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation (“Holdings”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS:

(1) WHEREAS, the Borrower, Holdings, the Lenders and the Administrative Agent have entered into a Credit Agreement dated as of June 28, 2005 as amended by Amendment No. 1 thereto dated as of November 10, 2005 (such Credit Agreement, as so amended, the “Credit Agreement”; capitalized terms not otherwise defined in this Amendment being used with the same meanings as specified in the Credit Agreement);

(2) WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as described below; and

(3) WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to the Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by deleting in the definition of “Letter of Credit Sublimit” the amount “$50,000,000” and by replacing such amount with the amount “$100,000,000”.

(b) Section 5.01(a)(xi) of the Credit Agreement is hereby amended in its entirety to read as follows:

“Within the earlier to occur of (i) five days after the Board of Directors of the Borrower or CBII shall have publicly announced the earnings for the most recently completed fiscal year of the Borrower or CBII and (ii) 60 days after the end of each fiscal year of the Borrower and CBII, during each year when this Agreement is in effect, a forecast for the current fiscal year of the Borrower Entities and CBII Entities which includes projected consolidated statement of income for such fiscal year and a projected consolidated statement of cash flows for such fiscal year and projected consolidated balance sheets, statements of income and statements of cash flows on a quarterly basis for such fiscal year; provided that the parties acknowledge that the information in such forecasts is not compiled or presented in accordance with GAAP and may not necessarily be presented on a basis consistent with Borrower’s Financial Statements to be delivered pursuant to Section 5.01(a);”

SECTION 2. Conditions of Effectiveness. Section 1 of this Amendment shall become effective as of the date first written above when (i) the Administrative Agent shall have received counterparts of (A) this Amendment executed by the Borrower, the Required Lenders and Wachovia Bank, as L/C Issuer or, as to any of such Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment and (B) the Consent attached hereto executed by each of the Loan Parties (other than the Borrower), (ii) the Borrower shall have paid all reasonable out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of counsel to the Administrative Agent) incurred in connection with the Credit Documents (including this Amendment) to the extent invoiced, and (iii) no Default shall have occurred and be continuing, or would occur as a result of the transactions contemplated by this Amendment (hereinafter, the “Second Amendment Effective Date”).

SECTION 3. Representations and Warranties of the Borrower. Each of Holdings and the Borrower represents and warrants as follows:

(a) The execution, delivery and performance by it of this Amendment, the execution, delivery and performance of the Consent by the Loan Parties signatory thereto and the performance by each Loan Party of each Credit Document (as amended by this Amendment) to which such Person is a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary actions on the part of such Loan Party, and do not and will not (i) violate any Requirement of Law applicable to such Loan Party, (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Loan Party, (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Loan Party (except such Liens as may be created in favor of the Administrative Agent for the benefit of itself and the Lenders pursuant to this Agreement or the other Credit Documents) or (iv) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject, except in each case in each of clauses (i), (ii), (iii) and (iv) where such breach or violation could not reasonably be expected to have a Material Adverse Effect.

(b) This Amendment and the Consent attached hereto, when delivered hereunder, will have been duly executed and delivered by each Loan Party that is party thereto. This Amendment and the Consent attached hereto, when so delivered, will constitute a legal, valid and binding obligation of each such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by Debtor Relief Laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

SECTION 4. Reference to and Effect on the Credit Agreement, the Notes and the Credit Documents. (a) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, the Notes and each of the other Credit Documents, in each case as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Each of Holdings and the Borrower hereby (A) confirms and agrees that the pledge and security interest in the Collateral granted by it pursuant to the Security Documents to which it is a party shall continue in full force and effect, and (B) acknowledges and agrees that such pledge and security interest in the Collateral granted by it pursuant to such Security Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

SECTION 5. Costs, Expenses. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation, execution, delivery and any modification of this Amendment and the other instruments and documents to be delivered by any Loan Party hereunder (including, without limitation, the reasonable fees and expenses of external counsel for the Administrative Agent) in accordance with the terms of Section 8.02 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law; Submission to Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Borrower and Holdings hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, New York county and the courts of the United States of America located in the Southern District of New York and hereby agrees that any legal action, suit or proceeding arising out of or relating to this Amendment may be brought against them in any such courts.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

CHIQUITA BRANDS L.L.C., a Delaware limited liability company

By:	/s/ Jeffrey M. Zalla
Name:	Jeffrey M. Zalla
Title:	SVP & CFO

HOLDINGS:

CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation

By:	/s/ Jeffrey M. Zalla
Name:	Jeffrey M. Zalla
Title:	SVP & CFO

ADMINISTRATIVE AGENT:

Wachovia Bank, National Association, as Administrative Agent

By:	/s/ Mark S. Supple
Name:	Mark S. Supple
Title:	Vice President and Director